Exhibit 99.1
PRIME HEALTHCARE SERVICES INC.
CONSOLIDATED INCOME STATEMENT
YEAR TO DATE SEPTEMEBER 30, 2009

REVENUE
NET PATIENT REVENUE	$1,129,273,744
CAPITATION REVENUE	17,378,413
OTHER REVENUE	7,094,589

TOTAL OPERATING REVENUE	1,153,746,746

OPERATING EXPENSES

COMPENSATION AND EMPLOYEE BENEFITS	425,260,151
PROVISION FOR DOUBTFUL ACCOUNTS	277,606,227
GENERAL AND ADMINISTRATIVE	128,666,167
MEDICAL SUPPLIES	100,753,710
PROFESSIONAL FEES	24,002,578
DEPRECIATION / AMORTIZATION	16,859,952
MEDICAL CLAIMS	5,093,154

TOTAL OPERATING EXPENSES	978,241,939

NET OPERATING INCOME (LOSS)	175,504,807

INTEREST	18,415,413
INCOME TAX EXPENSE	1,853,002

Income Before Allocation to Non-Controlling Interest	155,236,392

Allocation of Income to Non-Controlling Interest	(85,315,892)

NET INCOME (LOSS)	69,920,500

PRIME HEALTHCARE SERVICES INC.
BALANCE SHEET
As of September 30, 2009

Prime
Total
ASSETS:

Cash and Equivalents	$60,951,680

Accounts Receivable	$1,153,833,716
Allowance for Bad Debt	(78,870,792)
Allowance for Contractuals & Oth Adj	(901,912,933)

Patient Accounts Receivable	$173,049,991

Other Receivables	$2,719,685
Inventories	6,768,328
Other Current Assets	5,476,650
Current Portion of Long-Term Notes Receivable	359,443
Prepaid Insurance	26,569,775
Other Pre-Paid Expenses	5,031,651

Total Current Assets	$280,927,202

Land and Improvements	$42,285,328
Buildings and Improvements	72,477,383
Leaseholds	10,906,646
Equipment	136,150,118
Construction-In-Progress	6,649,311

Property and Equipment	$268,468,786

Less: Accumulated Depreciation	(61,903,275)

Net Property and Equipment	$206,565,510

Investments in Property Plant & Equipment	$8,936,869
Less: Accumulated Depreciation	0

Net Investments in Property, Plant & Equip	$8,936,869

Long-term notes	$818,634
Net goodwill	13,707,802
Other intangible assets	41,666

Total Long-Term Assets	$230,070,481

TOTAL ASSETS	$510,997,683

LIABILITIES:
Accounts Payable	$29,049,754
Notes Payable	977,374
Capital Leases	4,607,426
Accrued Payroll	18,343,954
Accrued PTO	23,579,070
Accrued Payroll Taxes	4,445,944
IBNR	5,477,956
Other Accrued Expenses	3,869,475
Third-Party Settlements	(1,820,585)
Lines of Credit & Other Short-Term Debt	7,301,907
Current Portion of Long-Term Debt	880,600
Other Liabilities	4,591,714

Total Current Liabilities	$101,304,589

Mortgages and Long-Term Notes Payable	$223,142,455

Total Intracompany	($9,380,662)

Deferred Credits	$8,278,441
Deferred Taxes	0
Other Long-Term Liabilities	25,708,333

Total Long-Term Liabilities	$247,748,566

TOTAL LIABILITIES	$349,053,156

EQUITY:
Common Stock	$1
Additional Paid-in Capital	2,999
Other Equity	0
Retained Earnings PY	96,382,539
Distributions	(89,677,403)
Net Income	69,920,500
Non — Controlling Interest	85,315,892

TOTAL EQUITY	$161,944,527

TOTAL LIABILITIES AND EQUITY	$510,997,683

PRIME HEALTHCARE SERVICES INC.
CONSOLIDATED CASH FLOWS STATEMENT
YTD FOR THE PERIOD ENDED 09/30/09

Prime
Total
Cash Flows from Operating Activities:

Change in Net Income	$155,236,392

Adj from Operating Activities:
Depreciation and Amortization	$16,815,576
Other Deferred Income/Expense	(12,890,430)

(Increase)/Decrease in Assets:
Patient Accounts Receivable	$5,196,291
Supplies Inventory	(887,997)
Pre-Paid Expenses & Oth Current Assets	1,994,380
Other Receivables	452,605
Long-Term Receivables	(818,634)

Increase/(Decrease) in Liabilities:
Accounts and Notes Payable	($20,893,010)
Accrued Payroll Costs	(12,071,451)
IBNR	1,489,794
Other Accrued Liabilities	(3,184,633)
Estimated 3rd Party Settlements	(533,259)

Net Cash From (For) Operating Activities	$129,905,624

Cash Flows from Investing Activities:
Capital Expenditures	$3,900,296
Payments to Acquire Other Assets	55,555

Net Cash From (For) Investing Activities	$3,955,851

Cash Flows from Financing Activities:
Funds Provided (to) from Intercompany	$2,986,766
Funds Provided (to) from Related Party	(7,704,562)
Borrow (Re-Payment) of Debt	(4,008,737)
Capital Lease Obligations (Re-Payment)	1,908,173
Parent Contributions / (Distributions)	(110,968,122)
Payments for Acquisition	0

Net Cash From (For) Financing Activities	($117,786,481)

Net Change in Cash and Cash Equivalents	$16,074,993

Beginning Cash Balance	$44,876,687

Ending Cash Balance	$60,951,680